UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 17, 2013
Date of Report (Date of earliest event reported)

ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-26366	23-2812193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

732 Montgomery Avenue, Narberth, Pennsylvania	19072
(Address of principal executive offices)	(Zip Code)

(610) 668-4700
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.	Other Events.

On April 17, 2013, the board of directors of Royal Bancshares of Pennsylvania, Inc. ("Royal") revised the date of Royal’s 2013 annual meeting of shareholders to June 19, 2013.  The date of the 2013 annual meeting of shareholders had previously been disclosed as May 15, 2013.  Royal presently expects to distribute proxy materials relating to the 2013 annual meeting of shareholders on or about May 20, 2013.  At the meeting, Royal currently expects to present certain proposals to Royal’s shareholders intended to facilitate the participation by Royal in any auction of its outstanding shares of Series A preferred stock previously issued to the United States Department of Treasury in February 2009 in connection with the TARP Capital Purchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

Dated: April 19, 2013	By:	/s/ Robert A. Kuehl
Robert A. Kuehl
Chief Administrative Officer